UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2009

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to Amended and Restated Receivables Purchase Agreement

On February 27, 2009, RPM International Inc. (the "Company") entered into an amendment (the "Amendment") to its Amended and Restated Receivables Purchase Agreement, dated as of May 10, 2006, with RPM Funding Corporation, Victory Receivables Corporation, Variable Funding Capital Company LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and Wachovia Bank, National Association, as Administrative Agent (the "Receivables Purchase Agreement"). Under the Receivables Purchase Agreement, "Delinquency Ratio" measures the percentage of receivables subject to the Receivables Purchase Agreement that are at any time 61 to 90 days past due. If, as of any calendar month end, the average of the Delinquency Ratios for the three months then most recently ended exceeds a specified percentage, an Amortization Event will occur under the Receivables Purchase Agreement. Pursuant to the terms of the Amendment, the parties agreed to increase this specified percentage from 2.75% to 3.00%. Accordingly, as a result of the Amendment, an Amortization Event (as defined in the Receivables Purchase Agreement) may be triggered if, as of the end of any calendar month, the average of the Delinquency Ratios for the three months then most recently ended exceeds 3.00%.

The Amendment contains customary representations and warranties made by the Company. The Company’s representations and warranties are primarily concerned with the Company’s corporate powers and Receivables Purchase Agreement compliance. The Company further represented that each of the representations and warranties made by the Company in Section 5.1 of the Receivables Purchase Agreement (other than Section 5.1(m) thereof) was true and correct on and as of the date of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

10.1 Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated February 27, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

March 5, 2009	By:	/s/ Edward W. Moore

Name: Edward W. Moore
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated February 27, 2009.